Filed Pursuant to Rule 424(b)(2)

Registration No. 333-271226

Prospectus Supplement

(to prospectus dated April 12, 2023)

A2Z SMART TECHNOLOGIES CORP.

3,262,720 Common Shares

Common Warrants to Purchase up to 1,631,356 Common Shares

We are offering 3,262,720 common shares, no par value per share (the “Common Shares”) and warrants (“Common Warrants”) to purchase up to 1,631,356 Common Shares. The Common Shares and Common Warrants will be sold together, such that each one Common Share is sold together with 0.5 accompanying Common Warrants. Each whole Common Warrant is exercisable for one Common Share. The Common Warrants will have an initial exercise price of $2.20 per share and will be exercisable immediately upon issuance and will expire on the second anniversary of the date of issuance. Each Common Share and accompanying Common Warrant will be sold together at a negotiated price of $1.80 pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement. The Common Shares and Common Warrants will be issued separately.

The Common Shares and Common Warrants are being offered directly to investors without a placement agent or underwriter. We are not paying placement agent fees or underwriting discounts in connection with the offering.

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Common Warrants will be limited. In addition, we do not intend to apply for a listing of the Common Warrants on any national securities exchange or other nationally recognized trading system.

The outstanding Common Shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AZ”. The closing price of our Common Shares on June 12, 2023, as reported by Nasdaq, was $2.26 per share. Our Common Shares are also listed on the TSX Venture Exchange under the symbol “AZ”. The securities for purchase in this prospectus supplement are not being offered to residents of Canada.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Shares held by non-affiliates, or our public float, was approximately $50 million, which amount is based on 20,862,194 outstanding common shares held by non-affiliates and a per share price of $2.40, the closing price of our Common Shares as reported by Nasdaq on June 9, 2023.   During the 12 calendar month period ending June 12, 2023, we have not offered and sold any of our securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in public primary offerings on Form F-3 with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk, including that the trading price of our Common Shares has been subject to volatility and investors in this offering may not be able to sell their Common Shares above the actual offering price or at all. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Aggregate gross proceeds from this offering will be $5,872,900, excluding any funds that may be raised upon the exercise, if any, of the Common Warrants issued in this offering. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding fees and expenses of this offering.

Delivery of the securities offered hereby is expected to be made on or about June 15, 2023, subject to the satisfaction of certain closing conditions.

Prospectus Supplement dated June 12, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

General Advisory

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date specified in the relevant agreement. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the additional information in the documents to which we have referred you in the sections of this prospectus supplement and in the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement is not offering for sale any securities in Canada. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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Interpretation

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “A2Z” and the “Company” refer to A2Z Smart Technologies Corp. and our subsidiaries. Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$”, “US$” or “USD” are to United States dollars and references to “CAD$” are to Canadian dollars.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference the prospectus supplement or the accompanying prospectus concerning the Company’s industry and the markets in which it operates or seeks to operate is based on information from third party sources, industry reports and publications, websites and other publicly available information, and management studies and estimates. Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by third party sources as well as data from the Company’s own internal research, and include assumptions which the Company believes to be reasonable based on management’s knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and the Company has not independently verified any third-party information. While the Company believes that such third-party information to be generally reliable, such information and estimates are inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this prospectus supplement, in our most recently filed Annual Report on Form 20-F under “Risk Factors”.

Presentation of Financial Information

The financial statements of the Company incorporated by reference in this prospectus supplement are presented in United States dollars and have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS. Certain calculations included in tables and other figures in this prospectus supplement have been rounded for clarity of presentation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events concerning our business and to our potential revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “forecast”, “predict”, “propose”, “potential”, or “continue” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our potential revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information included under the heading “Risk Factors” in this prospectus supplement beginning on page S-9, the information included under the heading “Risk Factors” in the accompanying prospectus beginning on page 8, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, which is described under “Where You Can Find More Information” and “Incorporation of Information by Reference,” and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

We are an innovative technology company operating four complementary business lines through our subsidiaries:

●	Cust2Mate Smart Carts and Products—developing and commercializing retail “smart cart” solutions designed primarily for use in large grocery stores and supermarkets, which we refer to as Cust2Mate Carts or Cust2Mate Products;
●	Precision Metal Parts—fabricating precision metal parts, in part for use in our Cust2Mate Products;
●	Maintenance Services—providing maintenance services in Israel, including for Cust2Mate Products deployed in Israel; and
●	Automotive Products—we previously focused research and development efforts on our Fuel Tank Inertia Capsule System, or FTICS, a vehicle device cover for the military and civilian automotive industry. We have paused research and development with respect to Automotive Products.

In 2020, we began to rapidly develop smart carts for the retail industry, with the aim of becoming the leading mobile checkout system in the international market by providing the optimal solution for shoppers and supermarket retailers. We have since focused majority of our strategic planning, investment, research, development and marketing efforts on our Cust2Mate Products, as management currently believes our operational capabilities are most effectively leveraged by growing market share in the smart cart industry.

Historically, our revenues were primarily generated from sales of products and maintenance services to the Israeli military and private security market. These products included unmanned remote-controlled vehicles of various sizes and capabilities designed for intricate bomb disposal, counter terrorism and firefighting, as well as energy storage power packs. In 2022, we ceased further development of our products with military application. We have not, nor do we intend to, export any military or defense related technology; accordingly, no approvals are required with respect to the export of our smart cart solutions to markets outside of Israel.

On February 3, 2022, we completed the acquisition of precision metal parts manufacturer Isramat Ltd.

Smart Cart Products and Services

Cust2Mate is a mobile self-checkout shopping cart solution that streamlines the retail shopping experience. With a user-friendly smart algorithm, touch screen and computer vision technology, our Cust2Mate smart cart scans, recognizes and adds to a displayed shopping list, each item placed in the cart, providing the shopper with real-time information regarding items in the cart and tabulating the total cost of purchase. Our in-cart solution also enables shoppers to use the cart as the point of sale by use of mobile payment applications, e-wallets and other financial services. Cust2Mate’s point of sale feature effectively increases overall efficiency of the shopping experience, by expanding payment options for shoppers and retailers alike, reducing the need for cashiers, and reducing checkout wait times, which ultimately leads to improved customer engagement and satisfaction.

We combine scanning, computer vision, security scales and other anti-fraud/theft technologies, with a large screen tablet capable of relaying real-time shopping information and value-added digital services. Our solution is stackable and lightweight, with a robust recognition platform that provides a higher level of accuracy in product identification, leveraging in-store Wi-Fi and cutting edge software.

For retailers, Cust2Mate enables improved inventory management, increased efficiency, reduced labor costs, increased anti-fraud protection, reduced theft and real-time data analytics and insights regarding consumer behavior. Our solutions are designed to easily integrate with existing store systems.

The Cust2Mate touch screen allows for the display of advertisements, promotions and other digital services which can bring added value to shoppers and additional revenue sources to retailers.

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Our largest smart carts are available in 212 liter and 275 liter sizes, with or without a produce scale (for on-cart weighing of fruit, vegetables and other items priced based on weight), as customized at the discretion of retailers. Ideal for larger stores, our smart carts are presently deployed in the Yochananof retail chain in Israel and in pilot programs throughout the world.

We also offer smaller, lighter smart carts, available in 180 liter and 75 liter sizes, with the same touch screen and security features of our larger carts. Our smaller carts are ideal for urban groceries and supermarkets, drugstores and duty-free shops, where aisles space tends to be limited.

In the latter half of 2023, we plan to launch a modular version of the Cust2Mate smart cart, allowing local set-up with modular parts, making mass production and deployment of our smart carts faster and more efficient. With a detachable control unit, our modular offering will employ the same technologies as our current offerings.

We leverage third-party partners for the manufacture of our Cust2Mate Products in the locations we serve.

Our Customers

Yochananof

M. Yochananof and Sons (1988) Ltd., or Yochananof, a large Israeli retailer, has been our largest Cust2Mate customer to date. Yochananof placed an initial order for an aggregate of 1,300 Cust2Mate smart carts which we are in the process of fulfilling. As of June 13, 2023, we have delivered 1,044 smart carts in connection with Yochananof’s initial purchase order. On April 27, 2023, Yochananof delivered a non-binding letter of intent to purchase up to an additional 1,700 smart carts on terms and conditions to be agreed by definitive agreement. In addition, we have entered into a maintenance and support agreement with Yochananof. Our Maintenance Services division handles the maintenance and support services required for Cust2Mate Products deployed in Israel.

HaStok

HaStok Concept Ltd., one of Israel’s leading home design and household essentials retail chain with approximately 40 stores across Israel, delivered a purchase order on April 20, 2023. The agreement marked a significant expansion for our smart cart solution into a new vertical outside of grocery retail. The Hastok purchase order is for up to 1,000 smart carts and is comprised of an upfront payment, a guaranteed monthly payment, and a revenue share agreement on added value solutions, such as advertising.

Morton Williams

Morton Williams Supermarkets, a U.S. supermarket with locations throughout the New York City Metropolitan area, made a purchaser order for up to 100 Cust2Mate smart carts, as previously announced on June 1, 2023. The Morton Williams order follows our successful pilot of Cust2Mate smart carts at the grocer’s West End Avenue store in Manhattan.

Our Markets

We aspire to be the global leading provider of smart carts and associated technology solutions, providing a superior customer experience and cutting-edge platform for digital value-added services, easing the pain points for all stakeholders in the retail industry.

The market for smart carts is large and diverse, and includes grocery stores, hardware stores, household essentials, “do it yourself” retailers (DIY), discount stores, warehouse stores, convenience stores, drug stores, duty free shops and more. The global smart shopping cart market size was estimated at $1,396.62 million in 2022, is projected to be $ 1,769.84 million in 2023, and is projected to grow at a CAGR of 27.48% to reach $9,745.28 million by 2030.1

We have designed the range of our Cust2Mate smart carts to accommodate the needs of a varied customer base: large carts for hypermarkets or large stores, medium carts for supermarkets or medium sized stores, and small carts for city stores, drug stores, duty free shops, etc. We are also able to customize our carts with a “look and feel” unique to each retailer as requested.

1Available at: https://www.prnewswire.com/news-releases/global-smart-shopping-cart-market-research-report-2023-sector-is-projected-to-reach-9-7-billion-by-2030-at-a-cagr-of-27-48-301808151.html

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Business Model

We envision deriving several distinct revenue streams from our Cust2Mate Products:

●	Outright Purchase Model. The outright purchase of the smart carts by customers and payment of a monthly maintenance fee has been the business model to date. For example, the first 1,300 carts ordered by Yochananof were sold to them outright with revenue recognized upon delivery. We intend to move away from this model, however it will remain available as some retailers prefer this option.

●	Subscription Based Model. We intend to retain title to our smart carts and make them available to customers on a multiyear subscription basis, against payment of a one-time up-front payment and monthly fees to cover hardware and software maintenance, service and version updates. The length of the subscription period depends on many variables unique to each customer, including the design and customization required by the customer, and the size of the up-front payment. We intend to fund the manufacture of our smart carts at scale, against orders, through loans against receivables from such orders, whilst looking to lower per unit manufacturing costs and increase margin as unit sales increase. The subscription model would also enable us to charge additional fees for add-on features such as store navigation maps, shopping lists, etc. The subscription model should also facilitate the provision of the smart carts to customers and, as revenue would be recognized monthly, would allow a steady increase of revenue in parallel to an increase in the installed base of the smart carts.

●	Digital Services. As our smart carts are fully integrated into the retailers’ systems, we envision them serving as a de-facto marketplace, which we refer to as a Smart Cart Marketplace, for all retail directed apps and digital services. Our Cust2Mate smart carts incorporate a large touch screen, and can present to the shopper additional information at the discretion of the retailer, such as details of the shopper’s purchases, ingredients of goods purchased, allergy information, shopping lists, in-store navigation for goods, and many more applications, while simultaneously facilitating the provision of real-time personalized and directed promotions, advertisements, e-coupons and other digital services by all stakeholders in the retail industry (such as the retailer, consumer product and other manufacturers and advertisers and any third party service provider that joins the Smart Cart Marketplace). As these promotions, advertisements, coupons, etc., are displayed to the shopper when the shopper is deciding what to buy (and not, for example, when the shopper is paying for products already purchased), we believe that digital services will be of considerable value to shoppers, retailers, manufacturers and other third parties. We intend to enter into revenue sharing agreements with stakeholders, allowing us, our customers and relevant third parties to all enjoy increased revenue streams, whilst simultaneously providing shoppers with significant added value. We believe that digital revenues from the Smart Cart Marketplace can become considerable. As the revenue to retailers from digital services increases, the net cost of our smart carts to retailers is expected to decrease.

●	Big Data Analytics. At present, in many instances the retailer has limited information regarding the actions and decisions of the shopper until the actual time of payment. The retailer may often not know when a shopper has entered the store, how much time a shopper has spent in the store, the route the shopper takes, or where a shopper spends most or as little time in the store, how decisions are actually made by the shopper, and much more. We are developing software for our smart carts to generate a wealth of data on such shopping behavior which can be mined, analyzed and monetized through data as a service or product offerings tailored to each of the stakeholders in the retail industry.

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Competition and Competitive Strengths

There are a number of companies currently offering smart carts to the retail industry in one form or another. Our Cust2Mate Products, and a small minority of other industry players, offer mobile self-checkout smart carts in which goods are scanned when placed in the smart cart. Most other industry participants offer solutions based on “Scan and Go” or image recognition technologies. We believe we are only smart cart providing a full end-to-end turnkey solution for all customers. Below is a brief summary of the various technologies:

●	“Scan and Go” comprises a scanner and small screen, either on cart or connected to an app on the mobile phone. These solutions generally come without large screens and thus cannot efficiently provide information and digital services, without on cart anti-fraud protection and without on cart payment capabilities. Though inexpensive, the scan and go carts do not provide the full user experience and retailer added value offered by our Cust2Mate Products.

●	Image Recognition. Many companies are trying to offer smart carts which do not require the scanning of products but instead claim to utilize software which recognizes the products as they are being placed in the smart cart (“one to many”). We believe that there remain technological hurdles to adopting image recognition software both on a practical and conceptual level. On a practical level, every store contains at least several tens of thousands of SKUs which have to be accurately recognized every time in all configurations, from all angles and in different lighting backgrounds, within a very short time without charging the shopper for products not purchased, while charging the shopper for all products purchased. This is a significant technological challenge. On a conceptual level, we believe many types of products are not easily adapted to image recognition, such as clothing size, and meats and cheeses purchased over the counter.

In addition, in an attempt to mitigate the increasing frustration of shoppers at the lengthening queues in the stores, many retailers have installed self-checkout (SCO) stations with the aim that these would lead to a quicker checkout and reduced labor cost. However, these SCO stations have not adequately solved such problems, as check-out queues have not disappeared, and the SCO stations have been accompanied by equipment issues, high up-front costs, consumer confusion, sub-optimal use of space and increased risk of theft.

We believe that our Cust2Mate Products have, and can further develop, the following competitive strengths:

●	our smart carts utilize existing technologies proven to work—there is no technological risk to overcome; barcode scanning is a tried and tested, easy to use technology which can easily be adapted for use in a smart cart;

●	our software, hardware and customer success teams have, among them, decades of experience in retail technology, supporting our efforts to design one stop shop smart cart solutions which answer the needs of the shopper, retailer and other stakeholders in the retail industry;

●	our smart carts have a proven track record with hundreds of smart carts deployed in multiple sites and markets, enabling us to provide the most comprehensive working solution, customer experience and digital platform;

●	our smart carts have multiple anti-fraud/theft capabilities which significantly reduce shrinkage from the carts without harming the shopping experience;

●	we have successfully completed an initial trial of a computer vision product recognition solution, capable of matching the product put into our smart cart with the product scanned (“one to one” as opposed to “one to many”);

●	we intend to continue the development of “one to one” computer vision software and incorporate the solution in future Cust2Mate smart cart offerings. The solution will supplement the smart car’s other anti-theft and fraud protection components;

●	a barcode can provide additional information, over and above product identification; for example, by providing details of the expiry or best before date which could allow dynamic pricing based on proximity of such date;

●	our smart carts can provide the retail industry with new revenue streams and insights; and

●	our contemplated installed base subscription model allows for consistent revenue growth in a very large addressable market.

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We continue to improve our smart carts. We have developed a lighter and easier to maneuver model of the Cust2Mate smart cart. In addition, as our carts are expensive, retailers do not allow carts to leave a store’s premises. To alleviate this, we have developed a modular smart cart with a detachable control unit, allowing the cart, without its expensive components, to leave the store premises.

Marketing and Sales

We are currently marketing directly to targeted customers and indirectly through local partners. In Israel, we sell our Cust2Mate Products directly to our retailer customers. Outside of Israel, our local partners are responsible for support, training, implementation and sales of our Cust2Mate Products, while we focus on product development and direct marketing with strategic customers.

We currently have local distribution and service partners in the United States, Mexico, Germany, and Romania. In the United States, we have a non-exclusive relationship with our distributor, who provides products and services to several thousands of stores nationally. Throughout Mexico, our non-exclusive distributor provides information technology services and information technology consulting to stores. In Germany, our non-exclusive distributor is a retail produce provider throughout the country. Lastly, in Romania, we have an exclusive distributor relationship with a leading recognized information technology provider to the retail industry in Romania.

Our go-to-market strategy is built on the retail, grocery, and DIY markets, with a focus on supermarkets and hypermarket food chains within Tier 1 (thousands of stores) and Tier 2 (hundreds of stores). We will manage targeted customers for Cust2Mate Products in selected regions directly, leveraging select local partners for sales and distribution to chains in Tier 2 and Tier 3 (tens of stores). Our local partners will take full responsibility for support, training, implementation and sales, while we will focus on product development and direct contact with strategic customers.

We presently contemplate that Cust2Mate would (directly or through subsidiaries which it would establish for each country), be the provider of the smart carts to the retailers and that Cust2Mate would enter into a revenue share or other commercial arrangement with its local distribution and service partners.

Pilot Projects

Our penetration strategy for Cust2Mate is to run several pilot projects, or Pilot Projects, of which the “Phase 4 – Pilot” (as described below) of each Pilot Project will consist of 10-15 Cust2Mate smart carts used by shoppers in selected customer stores for a period of 30-90 days, fully integrated with the store’s software. To the extent that prospective customers request a proof-of-concept pilot of our smart carts, we will follow a multi-phase pilot project evaluation process:

●	Phase 1 - Discovery: Conduct a workshop with the customer to review, discuss, and analyze customer business and requirements, which is key for the pilot’s success. Resources allocated by Cust2Mate for this phase include a project manager, product manager, and technology expert. The estimated time to complete the discovery phase is approximately 2 weeks.

●	Phase 2 - Integration: Together with customers, conduct remote integration into the retailer’s store systems. The estimated time to complete the integration stage is approximately 10 weeks but depending on the customers’ environment and systems, can take several months.

●	Phase 3 - Initial Evaluation: The customer, with our full support, will conduct an initial evaluation test in the customer’s premises. The evaluation test will be planned and scheduled based on the customer’s processes. This is the final testing phase before the pilot. The estimated time to complete the initial evaluation phase is approximately 2 weeks.

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●	Phase 4 - Pilot: The customer, with our full support, will implement our solution in a single pilot store, for a period of 30-90 days and will include 10-25 Cust2Mate smart carts.

As of the date of this prospectus supplement, we are running seven Pilot Projects, with one store per Pilot Project. As of the date of this quarterly report, the following table details the status of each of our current Pilot Projects:

Store Name or Country of Origin	Number of Cust2Mate Carts in pilot	Date Phase 1 – Discovery Began	Date Phase 4 – Pilot is Expected to Begin(1)	Length of pilot(2)	Current Status
UAE	12 Carts	January 2021	Q4 2023	45days	Phase 1 – Discovery(3)
Evergreen	12 Carts	January 2022	Complete	90 days	Phase 4 – Pilot(4)
Morton Williams	10 Carts	July 2022	Complete	30 days	Phase 4 – Pilot(5)
Chedraui	12 Carts	March 2022	Q1 2023	60 days	Phase 4 - Pilot
Singapore	12 Carts	April 2022	Q4 2023	60 days	Phase 3 – Initial Evaluation
Migros Ticaret	10 Carts	August 2022	Q2 2023	60 days	Phase 2- Integration
European Chain	14 Carts	August 2022	Q1 2023	120 days	Phase 4 - Pilot

Notes:

(1)	Based on correspondence with the customers and progress to date.

(2)	The length of the Phase 4 – Pilot portion of our multi-phase Pilot Project evaluation process refers to the actual time period that the Cust2Mate Carts are fully operational at the customer’s location and open to the use of the shoppers. After this length of time, the customer will decide if they want to move to Phase 5 – Roll Out. As described above, prior to Phase 4 – Pilot, there are integration and discovery phases which are aimed at analyzing the customers’ business and integrating the Cust2Mate Products with the customers’ systems so they can be operational.

(3)	This Pilot Project is currently paused due to certain geopolitical barriers and priorities of the retailer shifting.

(4)	The Phase 4 – Pilot has concluded at Evergreen and are awaiting a decision from the customer as to whether they will proceed with Phase 5 – Roll Out.

(5)	The Phase 4 – Pilot has concluded at Morton Williams, who made a purchaser order for up to 100 Cust2Mate smart carts, as previously announced on June 1, 2023.

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Organizational Structure

The following chart lists our material subsidiaries as at the date of this prospectus supplement, and our direct and indirect ownership interest in each of these subsidiaries:

Corporate Information

A2Z Smart Technologies Corp. was originally incorporated under the name “ECC Ventures 1 Corp” in the Province of British Columbia January 15, 2018, under the Business Corporations Act (British Columbia). The name was changed to “A2Z Smart Technologies Corp” on July 20, 2020.

Our principal executive offices are located at 1600 – 609 Granville Street, Vancouver, British Columbia, V7Y 1C3 Canada, and the records and registered office are located at 2200 HSBC Building 885 West Georgia Street, British Columbia, V6C 3E8 Canada. Our telephone number is (647) 558-5564. Our corporate website address is www.a2zas.com.

S-7

THE OFFERING

Common Shares offered by us	We are offering 3,262,720 Common Shares at a public offering price of $1.80 per Common Share.

Common Shares outstanding as of June 12, 2023	32,783,883 Common Shares.

Common Shares to be outstanding immediately after this offering	36,046,603 Common Shares.

Common Warrants offered by us	We are also offering Common Warrants to purchase an aggregate of 1,631,356 Common Shares. The Common Shares are being sold together with the Common Warrants. Each Common Warrant has an exercise price per share of $2.20 and will be exercisable immediately upon its issuance and will expire on the second anniversary of the date of issuance. This offering also relates to the offering of the Common Shares issuable upon exercise of the Common Warrants.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $5.35 million, after deducting maximum estimated fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 for a discussion of some of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol for the Common Shares	Our Common Shares currently trade on Nasdaq under the symbol “AZ.”

No Public Trading Market for the Common Warrants	There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

The number of Common Shares to be outstanding immediately after this offering is based on 32,783,883 Common Shares outstanding as of June 12, 2023 and excludes, as of that date, the following:

●	3,223,593 Common Shares issuable upon the exercise of outstanding stock options under our Stock Option Plan, at a weighted-average exercise price of $1.91 per share;

●	1,863,250 Common Shares issuable upon the vesting of restricted stock units under our 2023 Restricted Share Unit Plan, or RSU Plan;

●	8,022,737 Common Shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $2.85 per share; and

●	an aggregate of 2,978,282 common shares reserved for future issuance under our Stock Option Plan and RSU Plan.

Unless otherwise indicated, all information in this prospectus reflects and assumes no exercise of the Warrants offered hereby.

S-8

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. See “Where You Can Find More Information” and “Incorporation of Information by Reference”. If any of these or other risks occur, the Company’s business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted. In that case, the trading price of the Common Shares could decline and investors could lose all or part of their investment in the Common Shares. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the below described risks or other unforeseen risks. Additional risks and uncertainties not currently known to the Company, or that are currently deemed immaterial, may also materially and adversely affect the Company’s business prospects, financial condition, results of operations and/or cash flows.

Risks Related to This Offering

An investment in the securities offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the securities offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Shares to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

Potential volatility of the price of our Common Shares.

The market price for our Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control, including the following: (i) actual or anticipated fluctuations in the Company’s quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to the Company; (iv) addition or departure of the Company’s executive officers and other key personnel; (v) expiration of transfer restrictions on outstanding Common Shares; (vi) sales or perceived sales of additional Common Shares; (vii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors; (viii) the announcement of new customers, partners or suppliers; (ix) terrorist attacks, natural disasters, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises (such as the COVID-19 pandemic) or other such events impacting countries where we have operations and (x) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industries or target markets.

S-9

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the Company’s operations and the trading price of the Common Shares may be materially adversely affected.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

Given our plans and expectations that we may need additional capital, we may need to issue additional Common Shares or securities convertible or exercisable for Common Shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders.

Additionally, sales by existing shareholders of a large number of our Common Shares in the public market could also affect the market price of our Common Shares.

New investors in our Common Shares and accompanying Warrants will experience immediate and substantial dilution after this offering.

Since the combined offering price for our Common Shares and accompanying Warrants in this offering is substantially higher than the net tangible book value per share of Common Shares outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the Common Shares you purchase in this offering or obtained upon exercise of the Warrants. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There is no public market for the Common Warrants being offered in this offering.

There is no established public trading market for the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Holders of our Common Warrants will have no rights as common shareholders until they acquire our Common Shares.

Until you acquire shares of our Common Shares upon exercise of your Common Warrants, you will have no rights with respect to our Common Shares issuable upon exercise of your Common Warrants. Upon exercise of your Common Warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The Common Warrants are speculative in nature.

The Common Warrants offered hereby do not confer any rights of Common Shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants may acquire the Common Shares issuable upon exercise of such warrants at an exercise price of $2.20 per share. Moreover, following this offering, the market value of the Common Warrants is uncertain, and there can be no assurance that the market value of the Common Warrants will equal or exceed their public offering price.

The Common Warrants may not have any value and may expire worthless.

The Common Warrants have an exercise price of $2.20 per share and will be exercisable immediately upon their issuance and will expire on the second anniversary of the date on which the Common Warrants become exercisable. In the event our Common Shares price does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value and may expire worthless.

S-10

USE OF PROCEEDS

The net proceeds to us, including fees of up to 8% of our gross proceeds, will be $5,353,068, assuming none of the Common Warrants are exercised. If the Common Warrants are exercised in full, proceeds to us before expenses will be $8,992,051.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

S-11

DILUTION

If you invest in our Common Shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per Common Share and as adjusted, net tangible book value per Common Share immediately after this offering.

Our net tangible book value is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Shares outstanding as of March 31, 2023. Our net tangible book value as of March 31, 2023, was negative $889,000, or negative $0.03 per Common Share. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Shares in this offering and the net tangible book value per share of our Common Shares immediately after this offering.

After giving effect to the sale by us in this offering of 3,262,720 Common Shares in this offering at an offering price of $1.80 per Share, assuming no exercise of any of the Common Warrants being offered in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023, would have been approximately $4.46  million, or approximately $0.12 per Common Share. This represents an immediate increase in net tangible book value of approximately $0.15 per Common Share to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $1.68 per share to purchasers of our securities in this offering, as illustrated by the following table:

Offering price per Share		$1.80
Net tangible book value per share as of March 31, 2023	$(0.03)
Increase in net tangible book value per share attributable to this offering	$0.15
As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering		$0.12
Dilution in as adjusted net tangible book value per share to investors participating in this offering		$1.68

The above discussion is based on 32,728,883 Common Shares outstanding as of March 31, 2023, and excludes, as of that date, the following:

●	2,799,843 Common Shares issuable upon the exercise of outstanding stock options under our Stock Option Plan, at a weighted-average exercise price of $1.98 per share;

●	1,747,000 Common Shares issuable upon the vesting of restricted stock units under our RSU Plan;

●	8,022,737 Common Shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $2.85 per share; and

●	an aggregate of 3,094,532 common shares reserved for future issuance under our Stock Option Plan and RSU Plan.

To the extent that options and warrants outstanding as of March 31, 2023, have been or may be exercised or converted or we issue other shares, investors may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

S-12

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2023:

●	On an actual basis; and

●	On an as adjusted basis to give effect to the sale of 3,262,720 Common Shares and 1,631,356 Common Warrants to purchase 1,631,356 Common Shares offered hereby at the combined offering price of $1.80 per Common Share and 0.5 of a Common Warrant, and assuming the receipt of the estimated net proceeds of $5.35 million, after deducting estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the Common Warrants issued pursuant to this offering.

The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of March 31, 2023
	Unaudited, Actual	Unaudited, As Adjusted
	(U.S.$ in thousands)
Cash and cash equivalents	$2,272	$7,625
Total Current Liabilities	5,892	5,892
Shareholders’ Equity:
Share capital and additional paid in capital	47,214	51,119
Warrant Reserve	30,863	30,863
Accumulated other comprehensive income	(1,983)	(1,983)
Accumulated deficit	$(70,968)	$(70,968)
Non-controlling interest	(2,667)	(2,667)
Total shareholders’ equity (deficit)	2,459	6,364

The above discussion is based on 35,991,603 Common Shares outstanding as of March 31, 2023, and excludes, as of that date, the following:

●	2,799,843 Common Shares issuable upon the exercise of outstanding stock options under our Stock Option Plan, at a weighted-average exercise price of $1.98 per share;

●	1,747,000 Common Shares issuable upon the vesting of restricted stock units under our RSU Plan;

●	8,022,737 Common Shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $2.85 per share; and

●	an aggregate of 3,094,532 common shares reserved for future issuance under our Stock Option Plan and RSU Plan.

S-13

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 3,262,720 Common Shares and (ii) Common Warrants to purchase up to 1,631,356 Common Shares. Each Common Share is being sold together with one Common Warrant. Each whole Common Warrant is exercisable for one Common Share. The Common Shares and accompanying Common Warrants will be issued separately. We are also registering the Common Shares issuable from time to time upon exercise of the Common Warrants offered hereby.

The Common Shares are registered under Section 12 of the Exchange Act and are traded on Nasdaq under the symbol “AZ”. No other securities of the Company are registered under Section 12 of the Exchange Act. The following description of our Common Shares is a summary of the material terms of such securities. For more information, we refer you to our Articles, a copy of which was filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2023.

Authorized Capital Stock

The Company is authorized to issue an unlimited number of Common Shares, no par value and an unlimited number of preferred shares in one or more series (“Preferred Shares”). As of June 8, 2023, the Company had 32,783,883 Common Shares and no Preferred Shares issued and outstanding.

Common Shares

The holders of our Common Shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our Common Shares are entitled to receive dividends as and when declared by our board of directors. Subject to the rights of the registered holders of the preferred shares, in the event of the liquidation, dissolution or winding-up or other distribution of the assets of the Company among its shareholders for the purpose of winding up the affairs of the Company, whether voluntary or involuntary, the registered holders of the Company’s Common Shares are entitled to share, pari passu, on a share for share basis, in the distribution of the remaining property or assets of the Company. There are no pre-emptive, redemption, purchase or conversion rights attaching to our Common Shares. There are no sinking fund provisions applicable to our Common Shares. The Common Shares offered in this offering, upon payment and delivery in accordance with the securities purchase agreements, will be fully paid and non-assessable.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which has been filed as an exhibit to a Form 6-K that has filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price of $2.20 per share. The Common Warrants will be exercisable on the date of issuance for a period of two years. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations or similar events affecting our Common Shares and the exercise price. Each Common Share purchased in this offering will be sold with one-half of one Common Warrant to purchase one Common Share. The Common Warrants will be issued separately from the Common Shares.

S-14

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed notice of exercise accompanied by payment in full for the number of purchased upon such exercise. The Common Warrants are exercisable on the closing date of the offering and will expire on the second anniversary of the initial exercise date. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed notice of exercise accompanied by payment in full for the number of Common Shares purchased upon such. A holder (together with its affiliates) may not exercise any portion of a Common Warrant to the extent that the holder would own more than 4.99% or 9.99% (at the election of the holder) of the outstanding Common Shares immediately after exercise.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Common Warrants. Rather, the Company may elect to either pay a cash adjustment in respect of a final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of such fraction to issue the requisite number of whole Common Shares.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of at least 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of at least 50% of the voting power represented by our outstanding Common Shares, the successor entity will assume the Common Warrants and the holders thereof will be entitled to receive the number of shares of common equity of the successor or acquiring corporation or of the Company, if it is the surviving entity, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Common Shares for which such Common Warrants is exercisable immediately prior to such fundamental transaction (“Alternate Consideration”). If the holders of our Common Shares are given any choice as to the securities, cash or property to be received in a fundamental transaction, then holders of Common Warrants will be given the same choice as to the Alternate Consideration it receives upon any exercise of its Common Warrants following such fundamental transaction. The determination of the exercise price will be appropriately adjusted to apply to the Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Shares in the fundamental transaction, and the Company will apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

Transferability

Subject to applicable laws, a Common Warrant may be transferred only with the prior written consent of the Company.

Exchange Listing

We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The Common Shares issuable upon exercise of the Common Warrants are currently listed on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Common Warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Capital Transfer Agency, ULC, located at 390 Bay Street West, Suite 920, Toronto, ON M5H 2Y2, Canada. The telephone number of Capital Transfer Agency, ULC at such address is 416-350-5007.

S-15

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 3,262,720 Common Shares and (ii) Common Warrants to purchase up to 1,631,356 Common Shares. This prospectus supplement also relates to the offering of 1,631,356 Common Shares issuable upon exercise of the Common Warrants. The Common Shares and the Common Warrants are being sold directly to certain accredited investors pursuant to a securities purchase agreement dated June 12, 2023.

The Common Shares are being sold at a purchase price of $1.80 per share. The Common Warrants have an exercise price of $2.20 per share. The Common Shares and the Common Warrants are immediately separable and will be issued separately.

The securities were offered directly to the investors without a placement agent, underwriter, broker or dealer. The Company expects to pay certain persons, including a U.S. registered broker dealer and non-US residents, fees in connection with the offering, payable in cash, of up to 8% of the gross proceeds, and will issue that number of warrants to such persons as is equal to up to 8% of the Common Shares sold. Each warrant will be exercisable into one common share for an exercise price of $2.20 and shall have a two year term. The warrants will be issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

We currently anticipate that the closing of the sale of the Common Shares and Common Warrants will take place on or about June 15, 2023.

The transfer agent and registrar for our Common Shares is Capital Transfer Agency, ULC, located at 390 Bay Street West, Suite 920, Toronto, ON M5H 2Y2, Canada. The telephone number of Capital Transfer Agency, ULC at such address is 416-350-5007.

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AZ.”

The Company will act as transfer agent for the Common Warrants offered hereby. There is no established public trading market for the Common Warrants and we do not expect a market to develop.

S-16

LEGAL MATTERS

Sichenzia Ross Ference LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Bloch Legal, has passed upon certain legal matters regarding the securities offered hereby under Candian law.

EXPERTS

Our audited consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference into this prospectus supplement have been so incorporated in reliance upon the report of Ziv Haft Certified Public Accountants (Isr.), as independent registered public accounting firm, given upon the authority of the said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompany prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus supplement and the accompany prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.a2zas.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and the accompany prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering. The documents we incorporate by reference are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023;

●	Our Reports on Form 6-K furnished to the SEC on April 10, 2023; May 15, 2023; and June 14, 2023; and

●	The description of our common shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023, including any subsequent amendment or any report filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

A2Z Smart Technologies Corp.

Attention: Bentsur Joseph

1600-609 Granville Street

Vancouver, British Columbia

V7Y 1C3 Canada

(647) 558-5564

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-17

PROSPECTUS

A2Z Smart Technologies Corp.

$200,000,000

Common Shares

Preferred Shares
Warrants
Rights
Units

A2Z Smart Technologies Corp. may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities so listed. The total aggregate offering price for these securities will not exceed $200,000,000 (or the equivalent thereof in other currencies).

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus, any post-effective amendment and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference carefully before you invest. Where required by statute, regulation or policy, and where securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities. This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

The aggregate market value of our outstanding common shares held by non-affiliates is $31,123,447 million based on 32,728,883 common shares outstanding as of April 6, 2023, of which 23,054,405 common shares are held by non-affiliates, at a price per common share of $1.35 based on the closing sale price of our common shares on the Nasdaq Capital Market on April 6, 2023. In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our principal executive offices in Canada are located at 1600-609 Granville Street, Vancouver, British Columbia V7Y 1C3 Canada, and our telephone number is (647) 558-5564. The common shares of A2Z Smart Technologies Corp. are listed on the Nasdaq Capital Market under the symbol “AZ.” On April 6, 2023, the closing price of our common shares on the Nasdaq Capital Market was $1.35 per share. Our common shares are also listed on the TSX Venture Exchange under the symbol “AZ”. On April 6, 2023, the closing price of our common shares on the TSX Venture Exchange was CAD$1.75 per share.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 21, 2023.

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

Owning securities may subject you to tax consequences in the United States and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Our consolidated financial statements that are incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “A2Z” and the “Company” refer to A2Z Smart Technologies Corp. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$”, “US$” or “USD” are to United States dollars and references to “CAD$” are to Canadian dollars.

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Where You Can Find More Information

Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance an investor should refer to any such contracts, agreements or other documents incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance therewith file and furnish reports and other information with the SEC. As a foreign private issuer, certain documents and other information that we file and furnish with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

An investor may read and download the documents we have filed with the SEC under our corporate profile at www.sec.gov. An investor may read and download any public document that we have filed with the Canadian securities regulatory authorities under our corporate profile on the SEDAR website at www.sedar.com. An investor may also access our public filings through our website at www.a2zas.com. Information contained on, or that can be accessed through our website, is not incorporated by reference in this prospectus.

This prospectus is a part of a registration statement on Form F-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023;
●	Our Reports on Form 6-K furnished to the SEC on January 11, 2023, February 8, 2023, February 15, 2023, March 10, 2023, March 17, 2023 and April 10, 2023; and
●	The description of our common shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

A2Z Smart Technologies Corp.
Attention: Bentsur Joseph
1600-609 Granville Street

Vancouver, British Columbia

V7Y 1C3 Canada

(647) 558-5564

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Forward-Looking Statements

This prospectus, including the information incorporated by reference into this prospectus, contains forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. They appear in many places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, business prospects, growth, strategies, expectations regarding industry trends and the size and growth rates of addressable markets, our business plan and growth strategies, including plans for expansion to new markets and new products, and the industry in which we operate.

Risks which could affect future results and could cause results to differ materially from those expressed in the forward-looking statements contained in this prospectus, including the information incorporated by reference into this prospectus, include:

●	The Company has incurred significant losses and there can be no assurance when, or if, the Company will achieve or maintain profitability.
●	The Company expects that it will need to raise additional capital to meet the Company’s business requirements in the future, which is likely to be challenging, could be highly dilutive and may cause the market price of the common shares to decline.
●	The Company’s business is subject to risks arising from a widespread outbreak of an illness or any other communicable disease, or any other public health crisis, such as the COVID-19 pandemic, which has impacted and could continue to impact the business.
●	Failure to effectively develop and expand the Company’s sales and marketing capabilities could harm the ability to grow the business and achieve broader market acceptance of the Company’s products.
●	The Company expects the sales cycle to be long and unpredictable and require considerable time and expense before executing a customer agreement, which may make it difficult to project when, if at all, the Company will obtain new customers and when the Company will generate revenue from those customers.
●	If the Company is not able to enhance the brand and increase market awareness of the Company and products, then the business, results of operations and financial condition may be adversely affected.
●	If the Company does not develop enhancements to the technology and introduce new products that achieve market acceptance, the business, results of operations and financial condition could be adversely affected.
●	The technology markets in which the Company competes are both subject to rapid technological change and, to compete, the Company must continually enhance its products and services.
●	The Company’s growth depends, in part, on the success of the strategic relationships with third parties.
●	The Company’s future profitability depends, in part, on subcontractor and supplier performance and financial viability as well as component availability and pricing.
●	Information technology system failures or breaches of the Company’s network security could interrupt the operations and adversely affect the business.
●	Real or perceived errors, failures, or bugs in the technology could adversely affect the Company’s operating results and growth prospects.
●	The Company could be harmed by improper disclosure or loss of sensitive or confidential Company, employee, or customer data, including personal data.
●	A material breach in security relating to the Company’s information systems and regulation related to such breaches could adversely affect the Company.
●	The Company’s contracts may contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise or are dependent upon factors not wholly within the Company’s control. Failure to meet the contractual obligations could adversely affect the Company’s profitability, reputation and future prospects.
●	The Company’s insurance coverage, customer indemnifications or other liability protections may be unavailable or inadequate to cover all of the significant risks or the insurers may deny coverage of or be unable to pay for material losses the Company incurs, which could adversely affect the Company’s profitability and overall financial position.

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●	The Company may not be able to adequately protect its intellectual property, which, in turn, could harm the value of the brands and adversely affect the business.
●	The Company’s business operations and future development could be significantly disrupted if the Company loses key members of its management team.
●	The Company’s ability to meet the needs of its customers depends, in part, on the Company’s ability to maintain a qualified workforce.
●	If the Company is able to expand the operations, the Company may be unable to successfully manage its future growth.
●	The Company may become subject to various investigations, claims, disputes, enforcement actions, litigation, arbitration and other legal proceedings that could ultimately be resolved against the Company.
●	The Company’s reputation, the ability to do business and the Company’s financial position, results of operations and/or cash flows may be impacted by the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which the Company participates.
●	The Company’s principal offices and customers are located in Israel and, therefore, the business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.
●	The Company’s operations may be disrupted as a result of the obligation of management or key personnel to perform military service.
●	It may be difficult to enforce a judgment of a Canadian court against the Company, certain of the Company’s officers and directors or the Israeli experts named in the prospectus are in Israel, to assert Canadian securities laws claims in Israel or to serve process on certain of the officers and directors and these experts.
●	The Company may become subject to claims for payment of compensation for assigned service inventions by the Company’s current or former employees, which could result in litigation and adversely affect the business.
●	A more active, liquid trading market for the common shares may not develop, and the price of the common shares may fluctuate significantly.
●	Concentration of ownership of the common shares may enable one shareholder or a small number of shareholders to significantly influence matters requiring shareholder approval.
●	Sales by the Company’s shareholders of a substantial number of the common shares in the public market could adversely affect the market price of the common shares.
●	The exercise of outstanding warrants and options will have a dilutive effect on the percentage ownership of the common shares by existing shareholders.
●	The common shares will be traded on more than one market and this may result in price variations.
●	The other factors discussed under “Item 3. Key Information – D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 and other disclosure documents, which are available under the Company’s profile at www.sedar.com and www.sec.gov.

This list of factors should not be construed as exhaustive. The Company does not intend to and does not assume any obligations to update forward-looking statements, except as required by applicable law.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

The Company was incorporated in British Columbia, Canada under the Business Corporations Act (British Columbia) (“BCBCA”), on January 15, 2018 under the name ECC Ventures 1 Corp. (“ECC1”). On July 20, 2020, the Company changed its name to “A2Z Smart Technologies Corp.” to better reflect the Company’s business plan.

The Company’s principal place of business and its registered and records office of the Company is located at 1600 - 609 Granville Street Vancouver, British Columbia, Canada V7Y 1C3; telephone +16475585564. The Company has appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, NY 10168; telephone 1-800-221-0102, as its agent for service of process in the United States. The Company’s operational offices are located at Alon 2 Tower, 94 Yigal Alon St., TelAviv, Israel.

The Company is an innovative technology company specializing in the application of the Company’s existing military and civilisation technology for supermarket “smart carts” (the “Cust2Mate Carts”). The Company, through its subsidiaries, has four main business lines: (i) the development and commercialization of retail automation solutions, in particular for large grocery stores and supermarkets, including the Cust2Mate Carts (the “Cust2Mate Products”); (ii) manufacturing of precision metal parts (following the acquisition of a new subsidiary, Isramat, as outlined in further detail below); (iii) the provision of maintenance services utilizing the application of advanced engineering capabilities (the “Maintenance Services”); and (iv) the development of the Company’s FTICS technology and a vehicle device cover for the military and civilian automotive industry (collectively, the “Automotive Products”).

Historically, the Company’s revenues were principally generated from the maintenance services that are provided to the Israeli military/security market. The Company’s products, which have historically been sold to the Israeli military/security markets, include unmanned remote-controlled vehicles of various sizes and capabilities designed for intricate bomb disposal, counter terrorism, and firefighting, as well as energy storage power packs, all of which are fully commercialized for military use.

During 2020, the Company began to rapidly adapt its existing technology and know-how for the civilian markets, including the development of its Cust2Mate Products. This was in addition to the continuation of the Company’s existing sales to the Israeli military/security markets. The expansion into the civilian markets led to significantly increased expenditures which the Company was able to finance through a series of equity raises in 2021 and 2022. The Company has not, and does not intend to, export any military or defense related technology and accordingly, no approvals are required.

In 2022, and through 2023, the Company continues to focus its attention on its Cust2Mate Products division and aims to become the leading mobile self-checkout system in the international market, providing the optimum solution which simultaneously meets the needs of both shoppers and supermarket retailers. The Company will continue to sell its Maintenance Services in Israel only and has suspended the further development of its military products. The Maintenance Services division of the Company is self-sustaining financially. It provides a steady base for the Company’s operations and the Company intends to maintain this operation and expand it to cover the maintenance and support services required by the Cust2mate Products. To the extent that future research, development and marketing expenditures are concerned, the Company currently intends on investing the majority of its resources in the smart cart industry and towards the development of the Cust2Mate Products. The Company believes its current technological and operational capabilities are most effectively focused on growing the Company’s position in the smart cart industry.

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During the first quarter of 2022, the Company completed the acquisition of 100% of the shares of Isramat, a privately held Israeli company. This acquisition vertically integrates certain manufacturing capabilities for the production of the Cust2Mate Products, such as precision metal fabrication of parts, while complementing existing contract manufacturing partnerships to support the Company’s growth.

The raw materials required by the Company’s subsidiaries are readily available from multiple suppliers worldwide and their purchase costs do not fluctuate more than standard raw materials.

The following chart sets out all of the Company’s material subsidiaries as at the date hereof, their jurisdictions of incorporation and the Company’s direct and indirect voting interest in each of these subsidiaries:

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2022, as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $200,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

Enforceability of Civil Liabilities

We are a company organized and existing under the Business Corporations Act (British Columbia). Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

Use of Proceeds

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for general corporate purposes, which may include working capital, capital expenditures, sales and marketing, research and development expenditures and acquisitions of new technologies and investments.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

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Capitalization and Indebtedness

The applicable prospectus supplement will describe any material change, and the effect of such material change, on our share and loan capitalization that will result from the issuance of securities pursuant to such prospectus supplement.

Since December 31, 2022, there have been no changes in our consolidated share or debt capital, other than as follows:

●	On January 4, 2023, the Company granted 1,027,000 Restricted Share Units (“RSUs”) to directors, officers and advisers, of which 250,000 RSU’s are to executives and directors, pursuant to the Company’s RSU Plan and in acknowledgment of the Company’s management recent success and increased future workload. The RSUs vest at each recipient’s discretion and taking into account personal tax implications and convert into 1,027,000 shares. The Company also granted 816,500 stock options to s directors, officers and advisers at an exercise price of CAD$1.65. 800,000 options vest immediately, and the remainder in eight equal installments every 3 months with the first installment on April 4, 2023. The options are exercisable for a period of 10 years from the date of issue.

●	On March 13, 2023, the Company announced that it has closed, in escrow, the issuance of 1,783,561 units at a price per unit of US$1.46 (CAD$1.95), for gross proceeds of US$2,604,000. Each unit consists of one common share and one half of one common share purchase warrant. Escrow was released in late March 2023. An aggregate of 891,778 warrants were issued and when exercised in accordance with the terms of the warrant certificates, and upon payment of an exercise price of CAD$2.35 (US$1.75), will result in the issuance of an additional 891,778 common shares. A finder’s fee of $208 (CAD$290,000) was paid in respect of the closing, and 142,685 warrants were issued to the finder.

●	On March 27, 2023, the Company announced that it extended the expiration dates of outstanding warrants to purchase 221,100 common shares by three years to April 22, 2026 and extended the expiration dates of outstanding warrants to purchase 1,084,562 common shares by three years to May 6, 2026. All other terms of the warrants, including the $11.04 exercise price, remain unchanged.

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Description of the Securities We May Offer

This prospectus contains summary descriptions of the common shares, warrants, rights and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Share Capital

Our authorized share capital consists of an unlimited number of common shares, no par value. At April 7, 2023, we had 32,728,883 issued and outstanding common shares and an unlimited number of preferred shares, of which none are outstanding.

The following description of our share capital and provisions of our articles are summaries of material terms and provisions and are qualified by reference to our articles, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Common Shares

The holders of our common shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our common shares are entitled to receive dividends as and when declared by our board of directors. Subject to the rights of the registered holders of the preferred shares, in the event of the liquidation, dissolution or winding-up or other distribution of the assets of the Company among its shareholders for the purpose of winding up the affairs of the Company, whether voluntary or involuntary, the registered holders of the Company’s common shares are entitled to share, pari passu, on a share for share basis, in the distribution of the remaining property or assets of the Company. There are no pre-emptive, redemption, purchase or conversion rights attaching to our common shares. There are no sinking fund provisions applicable to our common shares. The common shares offered in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Listing

Our common shares are listed on Nasdaq Capital Market under the symbol “AZ.” Our common shares are also listed on the TSX Venture Exchange under the symbol “AZ” and on the Frankfurt Stock Exchange (the “FSE”) under the symbol “A23”.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Capital Transfer Agency, ULC, located at 390 Bay Street West, Suite 920, Toronto, ON M5H 2Y2, Canada. The telephone number of Capital Transfer Agency, ULC at such address is 416-350-5007.

Description of Common Shares to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common shares from time to time, as set forth in the applicable prospectus supplement. Holders of common shares are entitled to receive notice of, to attend and to vote at any meetings of our shareholders, other than any meeting of holders of another class of our shares that are entitled to vote separately as a class at such meeting.

Subject to the rights of the holders of preferred shares, if any are authorized and outstanding, the holders of common shares are entitled to receive dividends when declared by the directors out of funds or assets properly available for the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided however that such dividends shall not be paid if doing so would reduce the value of our net assets to less than the total redemption amount of all issued preferred shares (if any).

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In the event of our dissolution, liquidation or winding-up and subject to the prior rights of the holders of the preferred shares, holders of common shares will be entitled to share equally in our remaining property and assets, if any, subject to the right of the holders of preferred shares, as a class, to receive, before any distribution of any part of our assets among the holders of common shares, the redemption amount in respect of such preferred shares, being that amount as determined by our directors at the time of the issuance of such preferred shares.

Description of Preferred Shares to be Issued

The preferred shares may be issued at any time, or from time to time, in one or more series. Before any preferred shares of a particular series are issued, our board of directors shall, by resolution, fix the number of preferred shares that will form such series and shall, by resolution, fix the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series. The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders, for the purpose of winding-up of its affairs.

The preferred shares shall be entitled to preference over the common shares and any other shares of the Company ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. The preferred shares may also be given such other preferences over the common shares and any other shares of the Company ranking junior to the preferred shares as may be fixed by our board of directors as to the respective series authorized to be issued.

As of the date hereof, the Company has no preferred shares issued and outstanding.

Description of Warrants to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue warrants independently in one or more series to purchase common shares or preferred shares, or in any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be issued independently or together with the underlying securities, and may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	the terms of any mandatory or option call provisions;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility;

●	the identity of any warrant agent; and

●	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Description of Rights to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue rights to our shareholders for the purchase of common shares or other securities, as set forth in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the date of determining the shareholders entitled to the rights distribution;

●	the number of rights issued or to be issued to each shareholder;

●	the exercise price payable for each share of common shares or other securities upon the exercise of the rights;

●	the number and terms of the shares of common shares or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by the Company in connection with the offering of such rights; and

●	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

Any material U.S. federal income tax consequences and other special considerations with respect to any rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units to be Issued

Subject to receipt of all applicable regulatory approvals, we may issue, separately or together with, or upon conversion, exercise or exchange of other securities, units comprised of one or more of the securities described in this prospectus in any combination, as set forth in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable unit agreement, including any definitions of terms used therein. Your rights will be defined by the terms of any applicable unit agreement, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular unit described in the applicable prospectus supplement or supplements.

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the Nasdaq Capital Market. We may elect to list any securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer. We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

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Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange) in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Articles of Association

Key Provisions of our Articles and the Business Corporations Act (British Columbia)

The following is a summary of certain key provisions of our articles and certain related sections of the Business Corporations Act (British Columbia) (the “BCBCA”). This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles attached as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 27, 2023.

Stated Objects or Purposes

Our articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA a director who has a material interest in a contract or transaction, whether made or proposed, that is material to us, must disclose such interest to us, subject to certain exceptions such as if the contract or transaction: (i) is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director for our benefit or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of our company or of one of our affiliates; (iv) relates to a loan to our company while the director is the guarantor of some or all of the loan; or (v) is with a corporation that is affiliated with us while the director is also a director or senior officer of that corporation or an affiliate of that corporation. Directors will also be required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest.

Under our articles, a director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Directors’ power to determine the remuneration of directors. The remuneration of our directors, if any, may be determined by our directors subject to our articles. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

Number of shares required to be owned by a director. Neither our articles nor the BCBCA provide that a director is required to hold any of our shares as a qualification for holding his or her office. To align the economic interests of directors with those of our shareholders, non-executive directors receive $1,150 CAD per month for their services.

Certain Amendments and Change of Control

In addition to any other voting right or power to which the holders of voting shares shall be entitled by law or regulation or other provisions of our articles from time to time in effect, but subject to the provisions of our articles, holders of voting shares shall be entitled to vote separately as a class, in addition to any other vote of our shareholders that may be required, in respect of any alteration, repeal or amendment of our articles which would adversely affect the rights or special rights of the holders of common shares or affect the holders of common shares differently, on a per share basis.

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Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Shareholder Meetings

Subject to applicable stock exchange requirements, we must hold a general meeting of our shareholders at least once every calendar year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting.

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in our Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless our Articles otherwise provide, at least the following number of days before the meeting: (1) if and for so long as the Company is a public company, 21 days; (2) otherwise, 10 days. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting.

Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Article 11.4 of our Articles, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting. If there is only one shareholder entitled to vote at a meeting of shareholders: (1) the quorum is one person who is, or who represents by proxy, that shareholder, and (2) that shareholder, present in person or by proxy, may constitute the meeting.

Shareholder Proposals

Under the BCBCA, qualified shareholders holding shares that constitute (i) at least one percent (1%) of our issued voting shares or (ii) have a fair market value in excess of CAD$2,000 may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

Limitation on Rights to Own Securities

There are no limitations on rights to own or exercise voting rights on our securities by the BCBCA or our articles.

Limitation of Liability and Indemnification

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person or the company, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, former directors or alternate directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

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Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$22,040
Printing and postage expenses		(1)
Legal fees and expenses		(1)
Trustee fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous expenses		(1)
Total		$(1)

(1)	These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Certain Income Tax Considerations

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Sichenzia Ross Ference LLP with respect to U.S. legal matters and by Bloch Legal with respect to Canadian legal matters. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

Experts

Our audited consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference into this prospectus have been so incorporated in reliance upon the report of Ziv Haft Certified Public Accountants (Isr.), as independent registered public accounting firm, given upon the authority of the said firm as experts in accounting and auditing.

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3,262,720 Common Shares

Common Warrants to Purchase up to 1,631,356 Common Shares

PROSPECTUS SUPPLEMENT

June 12, 2023